Exhibit 99.2
News Release
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423
ACUITY BRANDS
DECLARES QUARTERLY DIVIDEND
ATLANTA, June 25, 2010 — The Board of Directors of Acuity Brands, Inc. (NYSE: AYI) today declared a quarterly dividend of 13 cents per share. The dividend is payable on August 2, 2010 to shareholders of record on July 19, 2010.
Acuity Brands, Inc., the parent company of Acuity Brands Lighting, Inc. and other subsidiaries, is one of the world’s leading providers of lighting fixtures and related products and services with fiscal year 2009 net sales of over $1.6 billion. The Company’s brands include Lithonia Lighting®, Holophane®, Peerless®, Mark Architectural Lighting™, Hydrel®, American Electric Lighting®, Gotham®, Carandini®, RELOC®, MetalOptics®, Antique Street Lamps™, Tersen™, Synergy® Lighting Controls, Sensor Switch® , Lighting Control & Design™, and ROAM®. Headquartered in Atlanta, Georgia, Acuity Brands employs approximately 6,000 associates and has operations throughout North America and in Europe and Asia.